Exhibit 23.1

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66702 and 33-83594) of American Oilfield Divers, Inc. of our report dated February 17, 1997 appearing on page K-35 of the Annual Report of Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

New Orleans, Louisiana
March 26, 1997